As filed with the Securities and Exchange Commission on July 01, 2014

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lime Energy Co.

(Exact name of registrant as specified in its charter)

Delaware	36-4197337
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

16810 Kenton Drive, Suite 240
Huntersville, North Carolina	28078
(Address of registrant’s principal executive offices)	(Zip Code)

LIME ENERGY CO. 2010 NON-EMPLOYEE DIRECTORS STOCK PLAN

(Full title of the plan)

Mary C. Brennan

Chief Financial Officer and Treasurer

16810 Kenton Drive, Suite 240

Huntersville, North Carolina 28078

(704) 892-4442

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

John H Michel

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share, issuable under the 2010 Non-Employee Directors Stock Plan	214,285	$2.60	$557,141	$71.76

(1)                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement registers such indeterminate number of additional shares of Common Stock as may be issued in connection with shares splits, share dividends or similar transactions.

(2)                 Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ Capital Market on June 24, 2014, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for Lime Energy Co. (the “Registrant”) to register an additional 214,285 common shares for issuance under the 2010 Non-Employee Directors’ Stock Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-169179), filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2010, is incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Lime Energy Co. (“Lime Energy” or the “Company”) hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)                              The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b)                              The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

(b)                              The Company’s Current Reports on Form 8-K filed on January 8, 2014; January 30, 2014 (2 reports); February 3, 2014; February 20, 2014 (amendment); February 28, 2014; March 26, 2014;  March 31, 2014; April 9, 2014; April 24, 2014; May 14, 2014 and June 13, 2014.

(d)                              The description of the Company’s Common Stock, $0.0001 par value per share, contained in the Company’s Current Report on Form 8-K filed on June 30, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel

Not applicable

Item 8.  Exhibits.

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntersville, State of North Carolina, on the 1st day of July 2014.

Lime Energy Co.

By:	/s/ Mary C. Brennan
Mary C. Brennan
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints C. Adam Procell and Mary C. Brennan, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Lime Energy Co.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President and Chief Executive Officer
/s/ C. Adam Procell	(principal executive officer)	June 26, 2014
C. Adam Procell

Chief Financial Officer, Treasurer and Corporate Secretary
/s/ Mary C. Brennan	(principal financial officer and principal accounting officer)	June 26, 2014
Mary C. Brennan

/s/ Richard Kiphart	Chairman of the Board	June 26, 2014
Richard Kiphart

/s/ Gregory Barnum	Director	June 26, 2014
Gregory Barnum

/s/ Christopher Capps	Director	June 26, 2014
Christopher Capps

/s/ Stephen Glick	Director	June 26, 2014
Stephen Glick

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Form of First Restated Certificate of Incorporation (Incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated December 21, 2009 and filed December 22, 2009)

4.2	Amended and Restated Bylaws, as amended (Incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated June 8, 2007 and filed June 11, 2007)

4.3	Lime Energy Co. 2010 Non-Employee Directors Stock Plan (Incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated June 3, 2010 and filed on June 8, 2010)

5.1	Opinion of Drinker Biddle & Reath LLP

23.1	Consent of counsel (included in Exhibit 5.1)

23.2	Consent of BDO USA, LLP

24.1	Powers of Attorney (contained on the signature page hereto).

99.1	Lime Energy Co. 2010 Non-Employee Directors Stock Plan (incorporated by reference to Appendix A and Appendix B of the Company’s Proxy Statement filed April 30, 2014).